Exhibit 4.2

Date 19 September 2007

CAPITAL PRODUCT PARTNERS L.P.
as Borrower

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

HSH NORDBANK AG
as Swap Bank

- and -

HSH NORDBANK AG
as Bookrunner

- and -

HSH NORDBANK AG
as Agent and Security Trustee

__________________________________

SUPPLEMENTAL AGREEMENT
___________________________________

in relation to a Loan Agreement dated
22 March 2007 relating to revolving credit
and term loan facilities not exceeding US$370,000,000

WATSON, FARLEY & WILLIAMS
Piraeus

THIS AGREEMENT is made on 19 September 2007

BETWEEN

(1)	CAPITAL PRODUCT PARTNERS L.P. (the “Borrower”);

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(3)	HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany, as Agent;

(4)	HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany, as Security Trustee;

(5)	HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany, as Swap Bank; and

(6)	HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Germany as Bookrunner.

BACKGROUND

(A)
By a loan agreement dated 22 March 2007 and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Security Trustee, (v) the Swap Bank and (vi) the Bookrunner, the Lenders agreed to make available to the Borrower revolving credit and term loan facilities not exceeding US$370,000,000.

(B)
The Borrower has made a request to the Creditor Parties to make available a new tranche in the amount of up to US$30,000,000 (“Tranche D”) under the Loan Agreement (by reducing the maximum amount of Tranche A by US$30,000,000) to allow the Borrower to part-finance the acquisition of all the shares in Ross Shipmanagement Co. and to provide it with working capital for its general corporate purposes or to part-finance future acquisitions of vessels or shares in shipowning companies or for any of the purposes applicable to Tranche C.

(C)
This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, at the request of the Borrower to make available Tranche D and the consequential amendments to the Loan Agreement and the other Finance Documents.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“ATTIKOS” means the oil tanker of approximately 12,000 deadweight metric tons registered in the ownership of Ross under Liberian flag with the name “ATTIKOS”;

“Attikos Charter” means a time charter in respect of “ATTIKOS” dated 31 May 2007 and made between Ross as owner and Trafigura Beheer BV as charterer;

“Effective Date”  means the date on which all the conditions precedent referred to in Clause 3.1 have been fulfilled by the Borrower, to be a Business Day not later than 24 September 2007 (or such later date as the Lenders may agree with the Borrower);

“Loan Agreement” means the loan agreement dated 22 March 2007 referred to in Recital (A);

“Ross” means Ross Shipmanagement Co., a Marshall Islands corporation whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands; and

“Tranche D”  means an amount of up to $30,000,000 to be made available by the Lenders to the Borrower in up to two Advances pursuant to the terms of the Loan Agreement (as supplemented by this Agreement) of which:

(a)	$20,500,000 shall be paid by the Borrower to Capital Maritime & Trading Corp. in part-financing the acquisition of all the shares in Ross;

(b)
$9,500,000 shall be used by the Borrower for its general corporate purposes or to part-finance future acquisitions of vessels or in shipowning companies or for any of the purposes applicable to Tranche C.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2, 1.3, 1.4 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Lenders. The Lenders agree, subject to and upon the terms and conditions of this Agreement, to make available Tranche D to the Borrower under the Loan Agreement.

2.2
Agreement of the Creditor Parties.  The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date. The agreement of the Lenders and the other Creditor Parties contained in Clause 2.1 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1
General.  The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent of Part D of Schedule 3 of the Loan Agreement as supplemented by this Agreement and in Clause 3.2.

3.2
Conditions Precedent to Tranche D.  The conditions referred to in Clause 3.1 are that, in addition to the fulfilling of the conditions precedent referred to in Part D of Schedule 3 of the Loan Agreement as supplemented by this Agreement, the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the Effective Date (or such later date as the Lenders may agree with the Borrower):

(a)	documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 3, Part A of the Loan Agreement in relation to the Borrower updated with appropriate modifications to refer to this Agreement;

(b)	originals of this Agreement duly executed by the parties thereto;

(c)	the endorsement at the end of this Agreement signed by the relevant Owners;

(d)	documentary evidence that the agent for service of process named in Clause 30 of the Loan Agreement has accepted its appointment; and

(e)
any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Lenders may request by notice to the Borrower prior to the Effective Date.

4	REPRESENTATIONS AND WARRANTIES

4.1
Repetition of Loan Agreement representations and warranties.  The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2
Repetition of Finance Document representations and warranties.  The Borrower and each of the Security Parties represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	by adding in Clause 1.1 thereof each of the definitions in Clause 1.1 of this Agreement (other than the definitions “Effective Date” and “Loan Agreement”);

(b)	by adding in Clause 1.1 thereof the following definition:

““Attikos Advance” has the meaning given to that term in Clause 4.2(d);”;

(c)	by adding a new sub-paragraph (h) in the definition of “Existing Charter” in Clause 1.1 thereof as follows:

“(h)	“ATTIKOS”, the Attikos Charter;

(d)	by adding a new sub-paragraph (h) in the definition of “New Ships Owners” in Clause 4.1. thereof as follows:

“(h)	Ross Shipmanagement Co. (“Ross”);”

(e)	by adding a new sub-paragraph (p) in the definition of “Owner” in Clause 1.1 thereof as follows:

“(p)	“ATTIKOS”, Ross”;

(f)	by construing all references to “Ships” in the Loan Agreement as if the same included reference to “ATTIKOS”;

(g)	by deleting the figure “$60,000,000” from the definition of “Tranche A” in Clause 1.1 thereof and replacing it with “$30,000,000”;

(h)	by adding in the definition of “Tranche” in Clause 1.1 thereof the words “and Tranche D” after reference to “Tranche C” and by deleting the word “and” between the “Tranche B” and “Tranche C”;

(i)	by deleting the figure “$60,000,000” from Clause 2.1(a) thereof and replacing it with “$30,000,000”;

(j)	by adding a new sub-paragraph (d) in Clause 2.1 thereof as follows:

“(d)	Tranche D shall be in an amount not exceeding $30,000,000”;

(k)
by redesignating the existing sub-paragraph (d) of Clause 2.1 thereof as sub-paragraph (e) and by deleting in that sub-paragraph the word “and” after the words “four Advances” and by adding the following words at the end of the sub-paragraph:

“and Tranche D may be drawn down in up to two Advances”;

(l)	by adding a new sub-paragraph (d) in Clause 4.2. thereof as fol lows:

“(d)	each Advance under Tranche D shall:

(i)	in the case of the Advance which shall be used in part-financing the acquisition of all the shares in Ross (the “Attikos Advance”), be in an amount of $20,500,000; and

(ii)	in the case of the advance which may be used by the Borrower for its general corporate purpose, be in the amount of $9,500,000;”;

(m)	by redesignating the existing sub-paragraphs (d) and (e) of Clause 4.2 thereof as sub-paragraphs (f) and (g) respectively;

(n)	by adding a new sub-paragraph (e) in Clause 9.1 thereof as follows:

“(e)
that, on or before the service of the Drawdown Notice in respect of the Attikos Advance, the Agent receives the documents described in Part D of Schedule 3 in form and substances satisfactory to the Agent and its lawyers”;

(o)	by redesignating the existing sub-paragraphs (e), (f) and (g) in Clause 9.1 thereof as sub-paragraphs (f), (g) and (h) respectively;

(p)	by adding a Part D in Schedule 3 thereof as follows:

“PART D

The following are the documents referred to in Clause 9.1(e) required on or before the Drawdown Date of the Attikos Advance.

In Part D of Schedule 3, the following definitions shall have the following meanings:

1
Copies of resolutions of the shareholders and directors of Ross and the Borrower authorising the execution of each of the Finance Documents to which Ross is a party and, in the case of the Borrower, approving the borrowing of the Attikos Advance and authorising named directors or attorneys to give the Drawdown Notices and other notices under this Agreement.

2	The original of any power of attorney under which any Finance Document is executed on behalf of Ross.

3	Copies of all consents which Ross or the Borrower requires to enter into, or make any payment under, any Finance Document.

4
A duly executed original of the Guarantee of Ross and of the Mortgage, the General Assignment and the Owner’s Earnings Account Pledge relative to “ATTIKOS”, and of each document to be delivered pursuant to each such Finance Document.

5	A duly executed original of the Charterparty Assignment in respect of the Attikos Charter and of each document to be delivered pursuant to such Charterparty Assignment.

6	Evidence satisfactory to the Agent that Ross is a direct or indirect wholly-owned subsidiary of the Borrower.

7	The originals of any documents required in connection with the opening of the Earnings Account in respect of “ATTIKOS”.

8	Documentary evidence that:

(a)	“ATTIKOS” is registered in the ownership of Ross under an Liberian flag;

(b)	“ATTIKOS” is in the absolute and unencumbered ownership of Ross save as contemplated by the Finance Documents;

(c)
“ATTIKOS” maintains the highest available class with a classification society which is a member of the IACS as the Agent may approve free of all overdue recommendations and conditions of such classification society;

(d)	the Mortgage relating to “ATTIKOS” has been duly registered or recorded against “ATTIKOS” as a valid first preferred ship mortgage in accordance with the laws of the Republic of Liberia; and

(e)	“ATTIKOS” is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

9	A copy of the Management Agreement and a duly executed original of the Approved Manager’s Undertaking in relation to “ATTIKOS”.

10	Copies of:

(a)
the document of compliance (DOC) and safety management  certificate (SMC) referred to in paragraph (a) of the definition of the ISM Code Documentation in respect of “ATTIKOS” and the Approved Manager certified as true and in effect by Ross; and

(b)	the ISPS Code Documentation in respect of “ATTIKOS” and Ross certified as true and in effect by Ross.

11
Two valuations (at the cost of the Borrower) of “ATTIKOS”, addressed to the Agent, stated to be for the purposes of this Agreement and dated not earlier than 4 weeks before the Drawdown Date relative to the Attikos Advance, each from an Approved Broker (such valuations to be made in accordance with Clause 15.4).

12
A survey report in respect of “ATTIKOS” prepared (at the cost of the Borrower) by an independent marine surveyor appointed by the Agent dated no later than 20 days prior to the Drawdown Date of the Attikos Advance in form, scope and substance satisfactory to the Agent and its technical advisers.

13	At the cost of the Borrower, a favourable opinion from an independent insurance consultant acceptable to the Lenders on such matters relating to the insurances for “ATTIKOS” as the Agent may require.

14	Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Republic of Liberia and such other relevant jurisdictions as the Agent may require.

15	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

Every copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower.”;

(q)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2
Amendments to Finance Documents.  With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement;

(b)
by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2 ; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,

6	FURTHER ASSURANCES

6.1	Borrower’s obligation to execute further documents etc. The Borrower shall, and shall procure that any other party to any Security Document shall:

(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)
effect any registration or notarisation, give any notice or take any other step, which the Agent may, by notice to the Borrower or other party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)
validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Security Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3
Terms of further assurances.  The Security Trustee may specify the terms of any document to be executed by the Borrower or any other party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower or any other party shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5
Additional corporate action.  At the same time as the Borrower or any other party delivers to the Agent any document executed under Clause 6.1(a), the Borrower or any other party shall also deliver to the Agent a certificate signed by 2 of the Borrower’s or that other party’s directors which shall:

(a)	set out the text of a resolution of the Borrower’s or that other party’s directors specifically authorising the execution of the document specified by the Agent; and

(b)
state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower's or that other party’s articles of association or other constitutional documents.

7	EXPENSES

7.1
Expenses.  The provisions of clause 20 (Fees and Expenses) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	NOTICES

8.1
General.  The provisions of clause 28 (Notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Loan Agreement provisions.  The provisions of clause 30 (Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

EXECUTION PAGES

BORROWER

EXECUTED as a DEED	)
by CAPITAL PRODUCT PARTNERS L.P.	)
acting by	)
its duly authorised attorney-in-fact	)

LENDERS

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

SIGNED by	)
for and on behalf of	)
ALPHA BANK A.E.	)

SIGNED by	)
for and on behalf of	)
DEUTSCHE SCHIFFSBANK AG	)

SIGNED by	)
for and on behalf of	)
NATIONAL BANK OF	)
GREECE S.A.	)

SIGNED by	)
for and on behalf of	)
FORTIS BANK	)

AGENT

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

SECURITY TRUSTEE

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

SWAP BANK

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

BOOKRUNNER

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

Witness to all the above	)
signatures:	)

Name:

Address:

We hereby confirm and acknowledge we have read and understood the terms and conditions of the above Supplemental Agreement and agree in all respects to the same and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement (as amended by the Supplemental Agreement) and shall, without limitation, secure the Loan.

for and on behalf of	for and on behalf of
APOLLONAS SHIPPING COMPANY	CANVEY SHIPMANAGEMENT CO.

for and on behalf of	for and on behalf of
CARNATION SHIPPING COMPANY	CENTURION NAVIGATION LIMITED

for and on behalf of	for and on behalf of
IRAKLITOS SHIPPING COMPANY	POLARWIND MARITIME S.A.

for and on behalf of	for and on behalf of
SHIPPING RIDER CO.	TEMPEST MARITIME INC.

for and on behalf of	for and on behalf of
LAREDO MARITIME INC.	EPICURUS SHIPPING COMPANY

Dated: 19 September 2007

SCHEDULE 1

LENDERS

Lender	Lending Office

HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Fax No: +(49) 40 33 33 34118

Alpha Bank A.E.	Akti Miaouli 89 185 38 Piraeus Greece Fax No: +30 210 429 0348

Deutsche Schiffsbank AG	Domshof 17 D-28195 Bremen Fax No: +49 421 3609329

National Bank of Greece S.A.	Bouboulinas 2 & Akti Miaouli 185 35 Piraeus Fax No: +30 210 414 4120

Fortis Bank	166 Syngrou Ave 176 71 Athens Greece